UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   PACEL CORP.
                        -------------------------------
                 (Name of Small Business Issuer in its Charter)



Virginia                                                      54-1712558
------------------------------                        --------------------------
(State or other jurisdiction                          (I.R.S. Employer
incorporation or organization)                               Identification no.)

8870 Rixlew Lane, Suite 201
Manassas, VA                                                    20109
----------------------------------                    --------------------------
(Address of principal executive offices)                    (Zip Code)


Issuer's telephone number: (703) 257-4759

                                   PACEL CORP.
                2002 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN
                     --------------------------------------
                            (Full title of the plan)

                           David E. Calkins, President
                           8870 Rixlew Lane, Suite 201
                               Manassas, VA 20109
                        --------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE



TITLE OF       PROPOSED       PROPOSED       MAXIMUM        AMOUNT OF
SECURITIES     AMOUNT         MAXIMUM        AGGREGATE      REGISTRATION
TO BE          TO BE          OFFERING       OFFERING       FEE (1)
REGISTERED     REGISTERED     PRICE          PRICE
                              PER SHARE
------------   -----------    ---------      ---------      ------------
Common          30,000,000     $0.00725      $217,500         $20.01

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the bid and asked price quoted on the OTC BB for the Company's Common Stock under the symbol "PCEL" as of October 24, 2002, which is within five (5) days prior to the date of filing of this registration statement.

(2) Represents the maximum number of shares which may be issued under the Pacel Corp. Employee/Consultant Stock Compensation Plan (the "Plan").

                                     PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

(1) The Registrant's Annual Report on Form 10KSB for the fiscal year ended December 31, 2001 filed with the Commission on April 15, 2002;

(2) All other reports filed by the Registrant  with the  Commission  pursuant to
Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year.

(3) The description of the Common Stock of the Registrant contained in the Form 10KSB referred to above.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Corporation Laws of the State of Virginia and the Company's Articles of Incorporation provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities, provided that the Director or Officer to be indemnified has not be adjudged to be liable for gross negligence or willful misconduct.

Item 7. Exemption from Registration Claimed.

Not applicable.


Item 8.   Exhibits.

5.2    *  Opinion of Guy K.  Stewart, Jr., Esq.

10.36  *  Pacel Corp. Fall 2002 Employee/Consultant Stock Compensation Plan

23.3   *  Consent of Peter C. Cosmas Co., CPA's

23.4 * Consent of Guy K. Stewart, Jr., Esq. (contained in the opinion filed as Exhibit 5.2 hereof)
------------------
(* filed herewith)



Item 9. Undertakings.

The Registrant hereby undertakes:

(a) (1) to file,  during  any period in which it offers or sells  securities,  a
post  effective  amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

(3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Manassas, Virginia, on October 24, 2002.



                                   Pacel Corp.
                            -----------------------
                                  (Registrant)




By: /s/ David E. Calkins
-------------------------------
David E. Calkins, President



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                                   Pacel Corp.
                            -----------------------
                                  (Registrant)


Signature                   Title                      Date
---------------------       -----------------          -----------------


 /s/ David E. Calkins       President                  October 24, 2002
---------------------
David E. Calkins